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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): December 9, 1999
                                                  ----------------




                                  Hauser, Inc.
                                  ------------
             (Exact name of registrant as specified in its charter)



         Delaware                        0-17174                 84-0926801
         --------                        -------                 ----------
(State or other jurisdiction        (Commission File           (IRS Employer
     of incorporation)                   Number)             Identification No.)



5555 Airport Boulevard
Boulder, Colorado                                                    80301
----------------------                                               -----
(Address of principal executive offices)                           (Zip Code)




Registrant's telephone number, including area code: (303) 443-4662
                                                    --------------



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Item 5. Other Events
        ------------

     At the Annual Meeting of Shareholders of Hauser, Inc. (the "Annual Meeting"), a Colorado corporation (the "Company"), held on December 8, 1999, the shareholders of the Company (the "Shareholders") and the sole shareholder of Hauser, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), approved a proposal to reincorporate the Company under the laws of Delaware through an Agreement and Plan of Merger (the "Reincorporation Agreement") between the Company and Merger Sub (the "Reincorporation"). The Reincorporation was effective as of December 9, 1999. Approximately 80% of the holders of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting voted in favor of the Reincorporation.

     At the annual meeting, the Shareholders also elected nine nominees to the Board of Directors of the Company to hold office until the 2000 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their death, resignation or removal.

     At the Annual Meeting, the shareholders of the Company approved the Company's 1999 Employee Stock Purchase Plan under which 150,000 shares of Common Stock were reserved for issuance. Approximately 73% of the holders of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting voted in favor of the 1999 Employee Stock Purchase Plan.

     Additionally, at the Annual Meeting, the shareholders of the Company approved the 1999 Stock Incentive Plan under which 850,000 shares of Common Stock were reserved for issuance pursuant to stock options granted to key employees of the Company. The Compensation Committee and Board of Directors of the Company granted options to key employees to purchase 813,213 shares of Common Stock at a purchase price of $3.4535 per share.

     The Board of Directors has determined that except as otherwise provided in the 1999 Stock Incentive Plan such options will not vest and become exercisable until the earlier of (i) December 7, 2004 or (ii) the date on which the closing price of the Common Stock on Nasdaq or a similar national securities exchange shall be $18.00 for twenty consecutive trading days. Approximately 77% of the holders of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting voted in favor of the 1999 Stock Incentive Plan.

Item 7. Financial Statements and Exhibits
        ---------------------------------

     (a) Financial Statements

     None.

     (b) Exhibits

     2.1 Agreement and Plan of Merger dated as of December 8, 1999 between the Company and Merger Sub.



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     3.1  Certificate of Incorporation of the Company

     3.2  By-laws of the Company



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Hauser, Inc.


Dated: December 14, 1999                By: /s/ Ralph Heimann
                                            ------------------------------
                                        Name:  Ralph Heimann
                                        Title: Secretary